Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) dated effective as of January 7, 2015, is between Alta Mesa Eagle, LLC, a Texas limited liability company,  (“Seller”), ReOil Eagle I, LLC, a Delaware limited liability company, (“Buyer”), and ReOil, LLC, a Delaware limited liability company (“ReOil”).

Recitals:

WHEREAS,  Seller and Buyer entered into the Purchase and Sale Agreement dated December 5, 2014, (the “Purchase Agreement”) with ReOil as a party thereto to evidence ReOil’s joint and several liability to Seller for all representations, warranties, covenants, obligations, indemnities and agreements of Buyer under the Purchase Agreement;

WHEREAS,  under the Purchase Agreement Buyer is obligated to deposit the Deposit into the Escrow Account no later than January 7, 2015;

WHEREAS, Buyer and ReOil have requested that Seller extend the date when the Deposit is to be made by Buyer into the Escrow Account; and

WHEREAS, Seller has agreed to amend the Agreement to extend the due date for the Deposit into the Escrow Account until January 16, 2015 and to extend the Scheduled Closing Date to January 23, 2015.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and ReOil agree as follows.

SECTION 1.Terms Defined in the Purchase Agreement.  As used in this Amendment, except as may otherwise be provided herein, all capitalized terms that are defined in the Purchase Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference. The Purchase Agreement, as amended by this Amendment, is hereinafter called the “Agreement.”

SECTION 2.Amendment to the Purchase Agreement.  Subject to the conditions precedent set forth in Section 3 hereof, the Purchase Agreement is hereby amended as follows:

(a)By deleting Section 3.2 of the Purchase Agreement and inserting the following in lieu thereof:

“3.2  Deposit.    On or before January 16, 2015 (the “Deposit Date”), Buyer and Seller shall enter into the Escrow Agreement with the Escrow Agent and Buyer shall deposit by wire transfer in same-day funds with Seller the sum of US$17,500,000.00, representing ten percent (10%) of the Initial Consideration Payment (the “Deposit”).  The Deposit, plus interest, shall remain in the Escrow

Account and applied toward the Initial Consideration Payment at the Closing or otherwise disbursed pursuant to and in accordance with this Agreement.”

(b)By deleting Section 9.1 of the Purchase Agreement and inserting the following in lieu thereof:

“9.1  Date of Closing.    Subject to the conditions stated in this Agreement, the sale by Seller and the purchase by Buyer of the Assets pursuant to this Agreement (the “Closing”) shall occur at 10:00 a.m. Central Time, on January 23, 2015, unless otherwise amended in writing by the Parties (the “Scheduled Closing Date”), or such other date occurring on or before the Outside Date as Buyer and Seller may agree upon in writing.  The date of the Closing shall be the “Closing Date.”

SECTION 3.Conditions of Effectiveness. Seller’s agreement to amend the Purchase Agreement is subject to the following conditions precedent:

(a) Seller shall have received counterparts of this Amendment which shall have been duly executed by Seller, Buyer and ReOil.

(b) Buyer, Seller and Escrow Agent shall have entered into the Escrow Agreement on or before January 15, 2015.

(c) Buyer shall affirm all of its representations and warranties set forth in the Purchase Agreement to be true and correct.

SECTION 4.Reference to and Effect on the Purchase Agreement.

(a)Upon the effectiveness hereof, on and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Purchase Agreement as amended hereby.

(b)Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed by Seller, Buyer and ReOil.

SECTION 5.No Waiver.  Buyer and ReOil each agree nothing contained in this Amendment shall constitute or be deemed to constitute a waiver of any other obligations of Buyer under the Purchase Agreement, any course of conduct or obligation of Seller to grant any other extensions of deadlines or waivers of Buyer’s obligations under the Purchase Agreement,  nor constitute or be deemed to constitute a waiver of any of the rights or remedies, or create any additional rights or remedies, of Seller provided in the Purchase Agreement or otherwise afforded at law or in equity.

SECTION 6.Execution and Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.NO ORAL AGREEMENTS.  There are no unwritten oral agreements between the Parties.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

SELLER:

Alta Mesa Eagle, LLC, a Texas limited liability company
/s/ Harlan H. Chappelle
Harlan H. Chappelle
President and Chief Executive Officer

Signature Page to Amendment to Purchase and Sale Agreement

BUYER:

ReOil Eagle I, LLC

By:/s/ John R. Wallace

Title:Manager

ReOil, LLC

By:/s/ John R. Wallace

Title:Manager

Signature Page to Amendment to Purchase and Sale Agreement